Exhibit 10.16

                            NON-COMPETITION AGREEMENT


         AGREEMENT by and between Cannondale Corporation, a Delaware corporation (the "Company"), and _____________ (the "Executive"), dated as of the ___ day of _______, ____.

         WHEREAS, the Executive has served as a member of the Board of Directors (the "Board") and/or executive officer of the Company, and in such capacities has acquired and possesses confidential information and unique knowledge regarding the businesses and operations of the Company; and

         WHEREAS, the Company has requested, and Executive has agreed, that the Executive shall enter into this Non-Competition Agreement upon the terms and conditions of this Agreement, all as more fully described herein.


         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

         (a) "ANNUAL BASE SALARY" shall mean that amount equal to 12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs.

         (b)      "Change of Control" shall mean:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (b)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (b)(iii) of this Section 1; or


                  (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board;



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         PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination would beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;
         (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (c) "Change of Control Period" shall mean the period commencing on February 5, 2000 and ending on the third anniversary of such date; PROVIDED, HOWEVER, that commencing on the date one year after February 5, 2000, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal

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Date the Company shall give notice to the Executive that the Change of Control
Period shall not be so extended.

         (d) "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

         (e) "Effective Date" shall mean the date during the Change of Control Period on which the Executive's employment with the Company is terminated (other than for death or Disability) after a Change of Control has occurred. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

         (f) "Highest Annual Bonus" shall mean the higher of (i) the Executive's highest profit sharing bonus under the Company's profit sharing plan for the last three consecutive full fiscal years prior to the Effective Date (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year), or (ii) the annual bonus paid or payable, including any bonus or portion thereof which has been earned but deferred, for the most recently completed fiscal year (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year).

         2. NON-COMPETITION. (a) The Executive agrees that he shall not, for a period of two years following the Effective Date (the "Non-Competition Period"), without the prior written consent of the Company, directly or indirectly (whether as a sole proprietor, partner, venturer, stockholder, director, officer, consultant, member, employee or in any other capacity as principal or agent or through any person, corporation, partnership, entity or employee acting as nominee or agent) conduct or engage in or be interested in or associated with any firm, association, syndicate, partnership, company, corporation or other entity which conducts or engages in the bicycle or motorsports manufacturing, marketing or distribution business, or any other business engaged in by the Company on the Effective Date, in any geographic areas in which the Company is then so engaged in business, nor shall Executive interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company, on the one hand, and any customer, supplier, lessor or lessee of the Company, on the other hand, nor shall the Executive directly or indirectly solicit or induce any Company employee to leave the employ of the Company or hire or attempt to hire any such employee to provide any services to any person or entity that competes with the Company or is preparing to compete with the Company, or with which the Company is preparing to compete; PROVIDED, HOWEVER, that this Section 2 shall not prohibit the Executive from owning beneficially or of record not more than 1% of the

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outstanding equity securities of any entity whose equity securities are registered under the Exchange Act or are listed for trading on any United States or foreign stock exchange or quotation system.

         (b) It is the desire and intent of the parties that the provisions of this Section 2 shall be enforced in the fullest extent permissible under the laws and public policies applied in each jurisdiction in which employment is sought. Accordingly, if any particular portion of this Section 2 shall be adjudged to be invalid or unenforceable, the court shall have the power to amend the duration or geographic scope of this Section 2 or delete therefrom the portion determined to be invalid or unenforceable, such amendment or deletion to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

         3. CONSIDERATION FOR COVENANT NOT TO COMPETE. In consideration of the Executive's covenant set forth in Section 2 hereof, the Company shall pay to the Executive in a lump sum in cash within 30 days after the commencement of the Non-Competition Period an amount equal to the product of (i) two and (ii) the sum of (x) the Executive's Annual Base Salary at the time of a Change of Control and (y) the Highest Annual Bonus. In event of the death or Disability of the Executive during the Non-Competition Period, no repayment to the Company of any amount already paid to the Executive hereunder shall be required.

         4. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the
Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         5. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.



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         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  IF TO THE EXECUTIVE:

                  ---------------
                  c/o Cannondale Corporation
                  16 Trowbridge Drive
                  Bethel, Connecticut  06810

                  IF TO THE COMPANY:

                  Cannondale Corporation
                  16 Trowbridge Drive
                  Bethel, Connecticut  06810
                  Attention:  Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceablility of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and may be terminated by either the Executive or the Company at any time, in which case the Executive shall have no further rights under this Agreement.

         (g) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any setoff, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the


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Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872 (f)(2)(A) of the Internal Revenue Code of 1986, as amended.

         (h) Each party acknowledges that money damages are an inadequate remedy for a breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching party in the event that this Agreement is breached. Therefore, the parties agree that the non-breaching party may obtain specific performance of this Agreement and injunctive relief against any breach hereof without the posting of a bond or other security and without proof of actual damages. Each party shall be liable for any breach of this Agreement.

         (i) This Agreement may be signed in counterparts, each of which together shall constitute one and the same instrument. This Agreement supersedes all prior agreements and constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to authorization from its Board, the Company has caused these presents to be executed in its name on its behalf, all as of the date first above written.





                                      ----------------------------------------



                                      CANNONDALE CORPORATION



                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


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